Exhibit 99(24)

POWER OF ATTORNEY

Effective April 1, 2024, the undersigned directors/officers of AuguStar Life Insurance Company, an Ohio corporation (the "Company"), hereby constitute and appoint Kimberly A. Plante, Carlos Paiva and Emily M. Reed and each of them (with full power to each of them to act alone), his or her true and lawful attorney-in-fact and agent, with full power of substitution to each, for him or her and on his or her behalf and in his or her name, place and stead, to execute and file any of the documents referred to below relating to any of the following registrations under the Securities Act of 1933 and under the Investment Company Act of 1940, and any other registrations by the Company with respect to any life insurance or annuity policies:

Insurance Company Separate Account	1940 Act File Number
AuguStar Variable Account A	811-1978
AuguStar Variable Account B	811-1979
AuguStar Variable Account D	811-8642

Product	1933 Act File Number
ONcore Premier (sold before October 1, 2012)	333-43515
ONcore Value (sold before October 1, 2012)	333-43513
ONcore Xtra (sold before October 1, 2012)	333-86603
ONcore Flex	333-43511
ONcore Lite	333-52006
ONcore Wrap	333-134982
ONcore Ultra	333-134288
ONcore Lite II	333-156430
ONcore Ultra II	333-156432
ONcore Premier II	333-164070
ONcore Xtra II	333-164073
ONcore Flex II	333-164069
ONcore Lite III	333-164075
ONcore Wealth Foundation 7	333-171785
ONcore Wealth Foundation 4	333-171785
ONcore Premier (sold on or after October 1, 2012)	333-182250
ONcore Value (sold on or after October 1, 2012)	333-182248
ONcore Xtra (sold on or after October 1, 2012)	333-182249
ONcore Select 4	333-212677
ONcore Select 7	333-212677

Authority is hereby granted to execute Registration Statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith. Each of said attorneys-in-fact and agents and him or her or their substitutes being empowered to act with or without the others, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand on the date set forth below.

/s/ Anurag Chandra	March 6, 2024
Anurag Chandra	Date

/s/ Philippe Charette	March 6, 2024
Philippe Charette	Date

/s/ Patricia Guinn	March 8, 2024
Patricia Guinn	Date

/s/ Greg Nielsen	March 6, 2024
Greg Nielsen	Date

/s/ Wes Thompson	March 6, 2024
Wes Thompson	Date

/s/ Steven Verney	March 6, 2024
Steven Verney	Date

/s/ Clifford J. Jack	March 6, 2024
Clifford J. Jack	Date

/s/Lori Dashewich	March 6, 2024
Lori Dashewich	Date